UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(833) 336-7636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the approval of the Board of Directors of Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company”), the Company effected a reverse stock split of its common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-500 (the “Reverse Stock Split”). The Reverse Stock Split was effected by the filing of a Certificate of Change Pursuant to NRS 78.209 (the “Certificate”) with the Secretary of State of the State of Nevada on November 8, 2021. In addition to effecting the Reverse Stock Split, the filing of the Certificate reduces the authorized number of shares of the Company’s Common Stock from 25 billion to 50 million. A copy of the Certificate has been filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective with FINRA (the Financial Industry Regulatory Authority) in the marketplace at the open of business on November 10, 2021 (the “Effective Date”), whereupon the shares of Common Stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “CELZD” for a period of 20 business days or until the Common Stock is listed on The Nasdaq Capital Market, whichever comes first, after which the “D” will be removed from the trading symbol. In connection with the Reverse Stock Split, the CUSIP number for the Company’s Common Stock will change to 22529Y 309.

Split Adjustment; No Fractional Shares. As a result of the Reverse Stock Split, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 500, rounded up (if applicable) to the next whole number. No fractional shares will be issued, and no cash or other consideration will be paid in connection with the Reverse Stock Split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Certificates. Stockholders who hold their shares in electronic form do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their accounts. Stockholders holding paper certificates may (but are not required to) send their certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

vStock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598
Phone: (212) 828-8436
Facsimile: (646) 536-3179

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor adjustments that may result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

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Item 8.01 Other Events.

On November 9, 2021, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Change Pursuant to NRS 78.209, as filed with the Secretary of State of the State of Nevada on November 8, 2021

Exhibit 99.1	Press Release dated November 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: November 9, 2021	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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